UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2005

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8091 Wallace Road, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

(952) 294-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Employment Agreement - David Goronkin
2005-2007 Performance Share Agreement
Form of 2005-2007 Performance Share Agreement
Non-Qualified Deferred Compensation Plan
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with David Goronkin

     On February 25, 2005, Famous Dave’s of America, Inc. (the “Company”) entered into a new employment agreement with David Goronkin, the Company’s Chief Executive Officer, that replaces the previous employment agreement that was scheduled to expire in August 2005. The new agreement was effective January 1, 2005, has a one year term, and will automatically renew for successive one year terms.

     Pursuant to the new agreement, Mr. Goronkin receives an annualized base salary of $472,000 (subject to increase at the discretion of the Board) and is eligible for a bonus of up to 75% of his base salary, as determined by the Company’s compensation committee based on Mr. Goronkin’s satisfaction of certain performance-based criteria. In addition to providing health, medical, dental, vision and disability insurance coverage, and other customary benefits provided to senior executives generally, the Company has agreed to purchase a term life insurance policy with beneficiaries of Mr. Goronkin’s choice. The employment agreement provides that Mr. Goronkin will continue to receive his base salary and insurance benefits for a period of up to 12 months if he is terminated by the Company for a reason other than death, disability or “cause,” if Mr. Goronkin resigns for “good reason,” or if Mr. Goronkin is terminated for any reason within six months following a “change in control,” each as defined in the employment agreement. The employment agreement provides that Mr. Goronkin will not compete with the Company for two years after the termination of his employment with the Company.

     The Company’s employment agreement with Mr. Goronkin is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Famous Dave’s of America, Inc. 2005-2007 Performance Stock Program

     On February 25, 2005, the Compensation Committee of the Company’s Board of Directors approved awards of performance shares under its 1995 Stock Option and Compensation Plan and its 1997 Employee Stock Option Plan pursuant to which the Company granted certain executive officers and director level employees the right to receive a specified number of shares of the Company’s common stock (the “Performance Shares”) following the filing of the Company’s Annual Report on Form 10-K for fiscal 2007, subject to the Company achieving at least 80% of the cumulative total of the earnings per share goals for fiscal 2005, fiscal 2006 and fiscal 2007 (the “Cumulative EPS Goal”). If the Company achieves at least 80% of the Cumulative EPS Goal, the recipient will be entitled to receive a percentage of his or her Performance Shares equal to the percentage of the Cumulative EPS Goal achieved by the Company, up to 100%. The Performance Share grants for each recipient are also contingent upon the recipient remaining an employee of the Company until the filing of the Annual Report on Form 10-K for fiscal 2007 and the recipient having signed and delivered a non-competition agreement.

     The earnings per share goal for each fiscal year will be determined by the Compensation Committee prior to the end of the first fiscal quarter of the applicable fiscal year. The actual earnings per share for each fiscal year shall be based on the earnings per share amount for that fiscal year as set forth in the audited financial statements filed with the Company’s corresponding Annual Report on Form 10-K. Performance Shares will be issued, as provided above, if at least 80% of the Cumulative EPS Goal is achieved. No partial issuance of Performance Shares will be made if an earnings per share goal is achieved in any one or more fiscal years but at least 80% of the Cumulative EPS Goal is not achieved.

     The form of 2005-2007 Performance Share Agreement utilized in connection with the performance share grants thereunder are filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan

     On February 25, 2005, the Company adopted the Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the terms of the Deferred Compensation Plan, certain director and higher level employees of the Company may elect to defer all or part of their salary, bonuses and commissions, if any, which they are entitled to receive from the Company. The Company will establish an account for the amount of the deferred compensation (“Deferral Account”), which will accrue interest at a rate determined by the Company’s Board of Directors. For amounts deferred in 2005, the interest rate is eight percent (8%) per annum simple interest from the time the amount deferred is credited to the participant’s Deferral Account until it is paid to the participant. The Company will match 50% of amount deferred by participants which does not exceed 4% of the participant’s total compensation. The amount in the Deferral Account is fully vested and non-forfeitable. Payments of benefits to participants will be made out of the Company’s general, unrestricted assets.

     The deferred compensation and the interest thereon will be payable upon the earlier of the participant’s termination of employment, death, disability, or the expiration of the “Deferral Period” elected by the participant (each a “Triggering Event”). The participant, when electing to defer his or her compensation, is required to select the Deferral Period that is the period during which the participant will not be entitled to receive the amount of his or her compensation which the participant elects to defer. The participant can elect a minimum Deferral Period of three years, but may elect a greater number of whole years. A participant may extend the Deferral Period and delay the receipt of his Deferral Account provided the participant makes the election at least one year prior to the first payment to which the additional deferral election applies and the additional deferral is not less than five years.

     The Company will pay the participant the balance in the participant’s Deferral Account either in a lump sum or over a specified payout period selected by the participant at the time that the participant elects to defer his or her compensation. The payments will be made beginning on the first day of the third month beginning after the occurrence of the applicable Triggering Event (the “Commencement Date”). Certain “key employees” as defined under the Internal Revenue Code may not receive their Deferral Account prior to the date which is six months after their termination of employment with the Company. A participant, even a “key employee”, may receive part of his or her deferred compensation prior to the Commencement Date if the participant has encountered financial hardships which meet certain specified requirements or if there is a change in ownership of the Company or its assets.

     A participant will be required to make a new election prior to the beginning of each plan year. The Company reserves the right to amend or terminate the Deferred Compensation Plan at any time provided that such amendment or termination does not reduce the participant’s benefit under the Plan as of the day of amendment or termination. The Deferred Compensation Plan is administered by the Company’s Compensation Committee.

     The Non-Qualified Deferred Compensation Plan is filed as Exhibit 10.4 to this report and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

     The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the “Commission”) solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”

     On March 2, 2005, we issued a press release reporting the financial results for our 2004 fiscal year ended January 2, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

10.1	Employment Agreement dated February 25, 2005 by and between Famous Dave’s of America, Inc. and David Goronkin

10.2	Form of 2005-2007 Performance Share Agreement

10.3	Schedule of grants made under the Form of 2005-2007 Performance Share Agreement

10.4	Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan.

99.1	Famous Dave’s of America, Inc. Press Release dated March 2, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Famous Dave’s of America, Inc.
(Registrant)

Date: March 2, 2005	By: /s/ Diana G. Purcel

Name: Diana G. Purcel
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated February 25, 2005 by and between Famous Dave’s of America, Inc.
and David Goronkin

10.2	Form of 2005-2007 Performance Share Agreement.

10.3	Schedule of grants made under the Form of 2005-2007 Performance Share Agreement

10.4	Famous Dave’s of America, Inc. Non-Qualified Deferred Compensation Plan

99.1	Famous Dave’s of America, Inc. Press Release dated March 2, 2005